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                                                                 EXHIBIT 10.7(b)

                BILL OF SALE, ASSIGNMENT AND TERMINATION OF LEASE

         THIS AGREEMENT is made as of the 3rd day of April, 2003 (the "Effective Date"), by and between Patrick Ng and Bette Ng, as Co-Trustees of the Ng Living Trust dated December 21, 1987 (jointly and severally, "Assignor"), and Symyx Technologies, Inc., a Delaware corporation ("Assignee").

         1. For value received, Assignor hereby transfers, assigns, sells and conveys to Assignee all supplies, inventory, equipment and other personal property, tangible and intangible (collectively, the "Assets"), owned by Assignor as of the date hereof and used or usable by Assignor in connection with the property described on Exhibit "A" attached hereto and made a part hereof (the "Premises"), to have and to hold the Assets unto Assignee, its successors and assigns forever. Assignor warrants that it holds title to the Assets free and clear of any and all liens, restrictions and encumbrances whatsoever, and Assignor shall warrant and defend such title against the claims of any and all persons or entities.

         2. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in, under and to any and all guarantees, warranties (including, without limitation, all contractor, builder, subcontractor and vendor/supplier warranties and guarantees), indemnities, bonds, easements, licenses, permits and approvals (including, without limitation, all land use and development rights and approvals), rights of way, air, water, oil, gas and mineral rights, sewer, water and other utility agreements, and all other rights and privileges associated with any or all of the Premises, whether tangible or intangible and whether vested or contingent. Assignee hereby accepts the foregoing assignment as of the Effective Date and shall be entitled to all rights and benefits that would otherwise accrue to Assignor thereunder from and after the Effective Date.

         3. Assignor represents and warrants to Assignee that (i) there are no maintenance or service contracts, operating agreements, management agreements, or other arrangements (collectively, "Service Contracts") regarding the ownership, use, repair, maintenance or operation of the Premises other than Service Contracts to which Assignee may be a party, and (ii) Assignor has conveyed the Premises to Assignee as of the Effective Date free and clear of any Service Contracts other than Service Contracts to which Assignee is a party.

         4. Assignor and Assignee acknowledge that they are parties to that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated November 15, 1996, by Assignor, as Landlord, and Assignee, as Tenant, as amended by that certain First Amendment to Lease dated December 19, 1996 between Assignor and Assignee (collectively, the "Lease") regarding the Premises. Assignor and Assignee agree that the Lease is hereby terminated as of the Effective Date as if the "Original Term" (as defined in the Lease) expired as of the Effective Date. Assignor acknowledges that Assignor is holding $37,000 as a security deposit from Assignee under the Lease (the "Security Deposit"). Assignor shall refund the Security Deposit to Assignee as of the Effective Date. Assignor acknowledges that Assignee has paid and performed all obligations of the "Tenant"

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under the Lease accruing prior to the Effective Date. In particular, Assignor acknowledges that Assignee has paid all Base Rent, utilities charges, repair and maintenance costs, insurance premiums, Real Property Taxes and other taxes, assessments, operating expenses, and all other charges, costs and expenses of the "Tenant" under the Lease through and including the Effective Date.

         5. Assignor further represents and warrants to Assignee that (i) Assignor has the full power, authority and legal right to enter into and perform this Agreement, the Grant Deed (the "Deed") executed and delivered by Assignor to Assignee regarding the Premises as of the Effective Date, and all other documents delivered by Assignor in connection therewith (collectively, the "Sale Documents"), (ii) the execution, delivery and performance of the Sale Documents by Assignor have been duly authorized by all necessary action, do not require the consent or approval of any person or entity that has not been obtained, and do not and will not violate or conflict with the declaration of trust or trust agreement of Assignor or result in a breach of, or the imposition of any lien on any of the Premises pursuant to, or constitute a default under or an event which, with the giving of notice or the passage of time or both could constitute a default under, any contract, agreement or document to which Assignor is a party or by which any of Assignor's assets is or may be bound or affected, (iii) each of the Sale Documents constitutes a legally valid and binding agreement of Assignor enforceable against Assignor in accordance with the terms thereof, (iv) there are no legal actions, suits or other legal or administrative proceedings pending or threatened against Assignor or, to Assignor's best knowledge, against third parties affecting the Premises, and Assignor is not aware of any facts which might result in any such action, suit or other proceeding, (v) there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, and Assignor has no knowledge that any such action is currently contemplated, and (vi) there are no pending or, to Assignor's best knowledge, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against the Premises or any portion thereof.

         6. Assignor further represents and warrants to Assignee that no commission, charge or fee is or will be owed for brokerage or similar services in connection with Assignor's sale of the Premises to Assignee, except that Assignor shall pay "Lessor's Broker" and "Lessee's Broker" (as defined in the Lease) the commission described in paragraph 59 of the Lease. Assignor shall indemnify, defend and hold Assignee harmless from and against all losses, costs, claims, liabilities and damages (including attorneys' fees and expenses) arising from or relating to any breach of Assignor's representations and covenants under this Section 6.

         7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Assignor shall, at any time and from time to time, execute such additional documents and take such additional actions as Assignee or its successors or assigns may reasonably require to carry out the purposes of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

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         IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement, by their duly-authorized signatories, as of the day and year first above written.

                                                   ASSIGNOR:

                                                   PATRICK NG AND BETTE NG, AS
                                                   CO-TRUSTEES FOR THE NG LIVING
                                                   TRUST DATED DECEMBER 21, 1987

                                                   By:  /s/ Patrick Ng
                                                        ------------------------
                                                        Patrick Ng, Co-Trustee

                                                   By:  /s/ Bette Ng
                                                        ------------------------
                                                        Bette Ng, Co-Trustee

                                                   ASSIGNEE:

                                                   SYMYX TECHNOLOGIES, INC.,
                                                   a Delaware corporation

                                                   By: /s/ Jeryl L. Hilleman
                                                       -------------------------

                                                   Title: SVP & CFO

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                                    EXHIBIT A

The land referred to hereon is situated in the City of Santa Clara, County of Santa Clara, State of California and is described as follows:

PARCEL ONE:

Parcel 2, as shown on the Parcel Map filed for record September 12, 1975 in the Office of the County Recorder of Santa Clara County in Book 361 of Maps, at Pages 25, 26 and 27.

PARCEL TWO:

A non-exclusive easement for ingress and egress over the following described real property.

A portion of that 2.238 acre parcel shown as Parcel 3 on that Parcel Map filed for record on September 12, 1975 in Book 361 of Maps, at Pages 25, 26 and 27, Santa Clara County Records, more particularly described as follows:

A strip of land 12.5 feet wide lying adjacent to and Easterly of the Western boundary of said Parcel 3. The western boundary of said strip being more particularly described as follows:

Beginning at the most Southwesterly corner of said Parcel 3; thence from said Point of Beginning along the Western boundary of said Parcel 3, North 0 deg 24' 20" West, 30.00 feet to the True Point of Beginning; thence from said True Point of Beginning continuing along the Western boundary of said Parcel 3, 252.00 feet.

PARCEL THREE:

A non-exclusive easements for ingress and egress over a portion of Parcel 1, as shown on Parcel Map filed in Book 361 of Maps, at Pages 25, 26 and 27, being more particularly described as follows:

EASEMENT "A"

Beginning at a point which bears North 00 deg 24' 20" West, 31.64 feet from the Southeast corner of said Parcel 1; thence from said Point of Beginning South 89 deg 17' 05" West, 45.00 feet; thence North 00 deg 24' 20" West, 131.49 feet; thence North 44 deg 35' 40" East, 35.35 feet; thence South 00 deg 24' 20" East,
99.25 feet; thence South 45 deg 24' 20" East, 16.97 feet; thence North 89 deg 17' 05" East, 8.00 feet to a point in the Eastern boundary of Parcel 1; thence South 00 deg 24' 20" East, 45.00 feet to the Point of Beginning.

EASEMENT "B"

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A strip of land 20 feet in width lying Westerly of and being contiguous to a portion of the Eastern boundary line of said Parcel l, the Eastern line of said strip being more particularly described as follows:

Beginning at a point on said Eastern boundary line from which the Southeast corner of Parcel 1 bears South 00 deg 24' 20" East, 152.54 feet; thence from said Point of Beginning North 00 deg 24' 20" West 128.50 feet.

PARCEL FOUR:

A non-exclusive easement for ingress and egress over a portion of that 2.238 acre shown as Parcel 3 on that Parcel Map filed for record on September 12, 1975 in Book 361 of Maps, at Pages 25, 26 and 27 Santa Clara County Records, said easement being more particularly described as follows:

Beginning at the Southwest corner of said Parcel 3; thence along the Westerly boundary line of said Parcel 3, North 00 deg 24' 20" West, 30.00 feet to the True Point of Beginning; thence from said True Point of Beginning North 89 deg 17' 05" East, 294.76 feet; thence through a curve to the right tangent to the last bearing having a central angle of 62 deg 42' 36" and a radius of 20.00 feet from an arc distance of 21.89 feet to a point on the Southeasterly boundary line of said Parcel 3; thence along said Southeasterly boundary line North 45 deg 10' 12" East, 44.91 feet to a point in the Westerly right-of-way line of Oakmead Village Drive as said Drive is shown on the Parcel Map hereinabove referred to; thence along said Westerly right-of-way through a curve to the right tangent to other bearing North 29 deg 27' 25" West through a central angle of 02 deg 26' 08" with a radius of 355.00 feet for an arc length of 15.09 feet; thence leaving said right-of-way line of Oakmead Village Drive South 67 deg 37' 58" West, 30.53 feet; thence North 68 deg 10' 57" West, 6.41 feet; thence South 89 deg 17' 05" West, 303.37 feet to a point on the Westerly boundary line of said Parcel 3; thence South 00 deg 24' 20" East along said Westerly line 25.00 feet to the True Point of Beginning.

PARCEL FIVE:

A non-exclusive easement for ingress and egress to those parcels shown as Parcels 1, 2 and 4 on that Parcel Map filed for record on September 12, 1975 in Book 361 of Maps, at Pages 25, 26 and 27, Santa Clara County Records over the following described real property:

A portion of that 2.238 acre parcel shown as Parcel 3 on that Parcel Map filed for record on September 12, 1975 in Book 361 of Maps at Pages 25, 26, 27, Santa Clara County Records, more particularly described as:

A strip of land 12.5 feet wide the Southeasterly line of which is particularly described as follows:

Beginning at the Southeasterly corner of said Parcel 3, said corner lying on the Western line of Oakmead Village Drive; thence South 45 deg 10' 12" West, 45 feet.

PARCEL SIX:

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A non-exclusive easement for ingress and egress over a portion of that 1.737 acre parcel shown as Parcel 4 on that Parcel Map filed for record on September 12, 1975 in Book 361 of Maps, at Pages 25, 26 and 27, Santa Clara County Records, said easement being more particularly described as follows:

A strip of land 12.5 feet wide the Northwesterly line of which is more particularly described as follows:

Beginning at the most Northerly corner of Parcel 4 herein described; thence South 45 deg 10' 12" West, along the Northwesterly line of said Parcel 4, 45.00 feet to the terminus of the herein described line.

Excepting therefrom that portion of said property lying below a depth of five hundred (500) feet measured vertically from the contour of the surface thereof as reserved by Golden Empire Investment Corporation, a Corporation, by Deed recorded November 3, 1972 in Book 0097 of Official Records, Page 711; provided however, that said Grantor, its successors and assigns shall not have the right for any and all purposes to enter above 500 feet, measured vertically from the contour of the surface of said property.